EXHIBIT 8.1

                                BROWN & WOOD LLP
                             ONE TRADE WORLD CENTER
                            NEW YORK, N.Y. 10048-0557
                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599


                                                 September 17, 1998


J.P. Morgan Commercial
  Mortgage Finance Corp.
60 Wall Street
New York, New York 10260-0060


                  Re: J.P. Morgan Commercial Mortgage Finance Corp., Registration Statement on Form S-3
                           -----------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to J.P. Morgan Commercial Mortgage Finance Corp., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Mortgage Pass-Through Certificates that evidence interests in certain pools of mortgage loans (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "Certain Federal Income Tax Consequences" in the Prospectus and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating to the Certificates in respect of which we participated as your counsel, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on September 17, 1998 for the registration of such Certificates under the Act. The information set forth in the Prospectus and the Prospectus Supplement under the captions "Summary of Prospectus -- Tax Status of the Certificates", "Certain Federal Income Tax Consequences" and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.

                                                 Very truly yours,

                                                 BROWN & WOOD LLP